UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/23/2008

AUTHENTEC, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33552

Delaware	59-3521332
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 Rialto Place

Suite 400

Melbourne, FL 32901

(Address of principal executive offices, including zip code)

(321) 308-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2008, AuthenTec, Inc. (“AuthenTec” or the “Company”) issued a press release announcing that William “Bill” Washecka, 61, has been elected to its Board of Directors. Mr. Washecka, a 37-year technology industry veteran, succeeds Sierra Ventures’ Ben Yu on AuthenTec’s six-member Board.

Bill Washecka is a certified public accountant and currently serves as a director on the board of Online Resources Corporation, a provider of online banking and payment services, and Avalon Pharmaceuticals, a biopharmaceutical company focused on the discovery and development of potential first-in-class cancer therapeutics. He earned a Bachelor of Science degree in accounting from the Bernard M. Baruch College of the City University of New York. He has also completed an executive management program at the Kellogg School of Business at Northwestern University.

Mr. Yu, who also served as Chairman of the Company’s Compensation Committee, resigned from the Board of Directors on June 23, 2008. Such resignation was not based upon a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Washecka was elected to the Board of Directors, and appointed as Chairman of the Audit Committee of the Board of Directors, on June 23, 2008. Mr. Washecka meets the qualifications of “financial expert” under applicable Securities and Exchange Commission and NASDAQ Marketplace rules.

A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated June 26, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTEC, INC.

Date: June 26, 2008	By:	/s/ Frederick R. Jorgenson
Frederick R. Jorgenson
Vice President - General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated June 26, 2008.